UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 15, 2007

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-140194	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 19, 2007, Haynes International, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement with certain selling stockholders and J.P. Morgan Securities Inc., as representative of the several underwriters named therein, for the sale to the public of 2,100,000 shares of its common stock, par value $0.001 per share. The offering is scheduled to close on March 23, 2007, subject to customary closing conditions. The Company and certain selling stockholders have also granted the underwriters an option exercisable for thirty days from the date of the Underwriting Agreement to purchase up to 315,000 additional shares of common stock to cover over-allotments.

On March 15, 2007, the Company entered into an Indemnification Agreement with Anastacia S. Kilian, Vice President – General Counsel & Corporate Secretary, to indemnify Ms. Kilian from any losses arising out of any legal opinion she may give in her capacity as the Company’s General Counsel.

Item 8.01  Other Events.

On March 19, 2007, the Company announced the pricing of the public offering of shares of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and the information provided in the press release is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 19, 2007, among Haynes International, Inc., certain selling stockholders and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

10.1

Indemnification Agreement by and between Haynes International, Inc. and Anastacia S. Kilian, dated March 15, 2007 (incorporated by reference to Exhibit 10.31 to the Haynes International, Inc. Registration Statement on Form S-1, Registration No. 333-140194).

99.1	Press Release dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: March 20, 2007	By: /s/ MARCEL MARTIN
Marcel Martin, Vice President – Finance, Chief Financial Officer, Treasurer